Exhibit 99.1

Contacts:	Deborah Wiltshire	Stephanie Wakefield
	Public Relations	Director, Investor Relations
	650-862-8186	650-385-5261
	dwiltshire@informatica.com	swakefield@informatica.com
INFORMATICA REPORTS RECORD 2006 REVENUES OF $325 MILLION WITH 21
PERCENT ANNUAL GROWTH
Achieves record quarterly revenue and operating income
REDWOOD CITY, Calif., January 25, 2007 — Informatica Corporation (NASDAQ: INFA), a leading provider of data integration software, today announced financial results for the fourth quarter and the year ended December 31, 2006.
     Revenues for the fourth quarter of 2006 were $91.8 million, up 15 percent from the $79.8 million recorded in the fourth quarter of 2005. License revenues for the fourth quarter were $42.9 million, up 10 percent from the $39.0 million recorded in the fourth quarter of 2005. Net income for the fourth quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $13.9 million or $0.15 per diluted share, versus net income of $13.6 million or $0.14 per diluted share in the fourth quarter of 2005. Results for the fourth quarter of 2006 reflect the impact of share-based compensation as required by Financial Accounting Standards (FAS) 123R, whereas 2005 results exclude these expenses. Non-GAAP net income for the fourth quarter of 2006 was $18.6 million or $0.20 per diluted share, up over 25 percent from $14.7 million or $0.16 per diluted share in the fourth quarter of 2005. Non-GAAP net income excludes charges related to purchased in-process research and development, share-based compensation, facilities restructurings, and the amortization of acquired technology and intangible assets. A reconciliation of GAAP results to non-GAAP results is included below.
     For the year ended December 31, 2006, revenues were $324.6 million, up 21 percent from $267.4 million recorded in 2005. License revenues for the year 2006 were $146.1 million, up 22 percent from $120.2 million for the year 2005. GAAP net income for the year ended December 31, 2006 was $36.2 million or $0.39 per diluted share, versus $33.8 million or $0.37 per diluted share for the year ended December 31, 2005. Results for 2006 reflect the impact of share-based compensation as required by Financial Accounting Standards (FAS) 123R, whereas

2005 results exclude these expenses. Non-GAAP net income for the year 2006 was $57.7 million or $0.62 per diluted share, up over 44 percent from $39.3 million or $0.43 per diluted share for the year 2005.
     “Guided by our singular mission, we achieved record financial results and gained market share in both the data integration and data quality categories,” said Sohaib Abbasi, chairman and CEO of Informatica. “The combination of the highest ever customer demand and most competitive products, positions us strongly to realize the substantial growth opportunity in the data integration market.”
Significant milestones achieved since October 2006 include:
•	Signed repeat business with 257 customers. Customers continue to derive considerable value from their investments in Informatica solutions. Repeat customers included AEGON Nederland NV, Bank of America, Barclays Global Investors, California State Automobile Association, CEMEX, Honeywell, IBM Corporation, Linkshare, Manulife Financial, Philips International, Seagate Technology, and Shoppers Drug Mart.

•	Added 91 new customers. Informatica increased its customer base this quarter to 2,749 companies including 59 new Informatica customers and 32 customers added through the Itemfield acquisition. New customers include Alliant Techsystems, BankUnited Financial, Chinatrust Commercial Bank, Danske Bank A/S, Kellogg, Brown & Root, Ministero della Giustizia Italiana, NetWork for Electronic Transfers, Pepco Energy Services, Rollins Inc., and Wendy’s International.

•	Acquired Itemfield, a leading data transformation vendor. Itemfield’s technology enables near-universal access to unstructured and semi-structured data. The acquisition further extends Informatica’s leadership in enterprise data integration with additional cross-enterprise data exchange technology. Industry-specific, data exchange formats supported include SWIFT, NACHA, ACORD, RosettaNet, HIPAA and HL7.

•	Announced latest releases of data quality products. Informatica Data Quality 3.1 and Informatica Data Explorer 5.0. were made generally available in November 2006, delivering enhanced value for customers looking to implement best-in-class data quality processes. These include simple yet powerful business-oriented user interfaces; new capabilities that increase user and developer productivity; and end-to-end integration with the Informatica PowerCenter data integration platform, enabling data profiling and cleansing to become integral components of the overall data integration lifecycle.

•	Informatica extends global education services reach. Informatica, NIIT, Softtek and Visionary Integration Professionals entered into new product training partnerships in India, Latin America and U.S. to deliver hands-on training for Informatica data integration products. In teaming with local companies in key geographies, Informatica is making it easier and more cost-effective for customers and systems integrators to leverage expert data integration instruction.

•	Recognized as a “Leader” in first DI tools Magic Quadrant. Informatica is the only independent data integration software company positioned on the completeness of vision and ability to execute axes in the “leaders” quadrant. The positioning reflects the market response to Informatica’s singular focus on data integration, consistent track record of innovation that genuinely benefits customers, and commitment to a positive customer service and support experience.
Conference Call and Webcast
Informatica will be discussing its fourth quarter and annual 2006 results on a conference call today beginning at 2:00 p.m. PDT. A live Webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 617-801-6888, reservation number 54718905.
About Informatica
Informatica Corporation (NASDAQ: INFA) is a leading provider of enterprise data integration software and services. Using Informatica products, companies gain greater business value by integrating all their information assets. More than 2,700 companies worldwide rely on Informatica to reduce the cost and expedite the time to address data integration needs of any complexity and scale. For more information, call 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
GAAP Net income	$13,925	$13,553	$36,206	$33,804

Plus:
Amortization of acquired technology	573	226	2,118	922
Amortization of intangible assets	199	47	653	188
Facilities restructuring charges	(174)	781	3,212	3,683
Purchased in-process research and development	—	—	1,340	—
Share-based payment compensation	4,123	49	14,138	723

Non-GAAP Net income	$18,646	$14,656	$57,667	$39,320

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Diluted net income per share:
Diluted GAAP Net income per share	$0.15	$0.14	$0.39	$0.37

Plus:
Amortization of acquired technology	0.01	0.01	0.02	0.01
Amortization of intangible assets	—	—	0.01	—
Facilities restructuring charges	—	0.01	0.04	0.04
Purchased in-process research and development	—	—	0.01	—
Share-based payments	0.04	—	0.15	0.01

Diluted Non-GAAP Net income per share	$0.20	$0.16	$0.62	$0.43

Shares used in computing diluted GAAP Net income per share	103,176	94,163	92,942	92,083
Shares used in computing diluted Non-GAAP Net income per share	103,692	94,163	93,679	92,083
Non-GAAP Financial Information
     To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Informatica uses non-GAAP financial measures of net income and net income per share. These measures are adjusted to exclude the charges and expenses discussed above. The company believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. These adjustments to the company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the company’s underlying operational results, trends, and marketplace performance. Informatica believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results, as well as comparability to similar companies in the company’s industry, many of which present similar non-GAAP financial measures to investors. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP in the U.S.
Safe Harbor
This press release contains forward-looking statements relating to our opportunity for growth in the data integration market, potential impact of our acquisition of Itemfield and efforts being conducted with strategic training partners. Such statements involve risks and uncertainties, and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to (1) competition with larger companies that have longer operating histories and greater financial, technical, marketing, and other resources; (2) uncertainty in the state of IT spending and the continued growth in the market for data integration solutions in general; (3) successful integration of Itemfield’s technology and its employees into Informatica; and (4) lack of control regarding our strategic partners’ devotion of adequate resources to promote, sell, implement, and support our products, as well as those risks and uncertainties included under the caption “Risk Factors” in Informatica’s report on Form 10-Q for the quarter ended September 30, 2006, which is on file with the SEC and is available on the company’s investor relations website at http://www.informatica.com/. All information provided in this release is as of January 25, 2007, and Informatica undertakes no duty to update this information.
###
Note: Informatica, Informatica Data Quality, Informatica Data Explorer and PowerCenter are registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues:
License	$42,859	$38,955	$146,092	$120,182
Service	48,942	40,883	178,506	147,249

Total revenues	91,801	79,838	324,598	267,431

Cost of revenues:
License	3,164	1,758	6,978	4,465
Service	16,056	13,385	58,402	46,801
Amortization of acquired technology	573	226	2,118	922

Total cost of revenues	19,793	15,369	67,498	52,188

Gross profit	72,008	64,469	257,100	215,243

Operating expenses:
Research and development	13,928	11,101	54,997	42,585
Sales and marketing	38,061	36,072	138,851	118,770
General and administrative	7,612	5,337	28,187	20,583
Amortization of intangible assets	199	47	653	188
Facilities restructuring charges	(174)	781	3,212	3,683
Purchased in-process research and development	—	—	1,340	—

Total operating expenses	59,626	53,338	227,240	185,809

Income from operations	12,382	11,131	29,860	29,434
Interest income and other, net	3,183	2,029	11,823	6,544

Income before income taxes	15,565	13,160	41,683	35,978
Income tax provision (benefit)	1,640	(393)	5,477	2,174

Net income	$13,925	$13,553	$36,206	$33,804

Basic net income per common share	$0.16	$0.15	$0.42	$0.39

Diluted net income per common share (1)	$0.15	$0.14	$0.39	$0.37

Shares used in computing basic net income per common share	86,168	87,651	86,420	87,242

Shares used in computing diluted net income per common share	103,176	94,163	92,942	92,083

(1)	Diluted EPS is calculated under the “if converted” method for the three months ended December 31, 2006. This includes an add-back of $1,749 in interest and issuance cost amortization, net of income taxes.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$120,491	$76,545
Short-term investments	280,149	185,649
Accounts receivable, net of allowances of $1,666 in 2006 and $1,094 in 2005	65,407	50,533
Prepaid expenses and other current assets	10,424	9,342

Total current assets	476,471	322,069

Restricted cash	12,016	12,166
Property and equipment, net	14,368	21,026
Goodwill and intangible assets, net	187,317	85,229
Other assets	6,593	532

Total assets	$696,765	$441,022

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and other current liabilities	$62,400	$45,844
Accrued facilities restructuring charges	18,758	18,718
Deferred revenues	85,364	69,748

Total current liabilities	166,522	134,310

Convertible senior notes	230,000	—
Accrued facilities restructuring charges, less current portion	65,052	75,815
Deferred revenues, less current portion	7,035	8,167
Deferred tax liability, non-current	993	—

Stockholders’ equity	227,163	222,730

Total liabilities and stockholders’ equity	$696,765	$441,022

INFORMATICA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Years Ended
	December 31,
	2006	2005
Operating activities:
Net income	$36,206	$33,804
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,104	9,198
Share-based payment compensation expense and amortization of stock-based compensation	14,138	723
Amortization of intangible assets and acquired technology	3,605	1,144
Impairment of property and equipment	2,668	—
Allowance (recovery) for doubtful accounts and sales returns allowances	(32)	350
Purchased in-process research and development	1,340	—
Non-cash facilities restructuring charges	3,212	3,683
Changes in operating assets and liabilities:
Accounts receivable	(11,434)	(8,348)
Prepaid expenses and other assets	(172)	(3,596)
Accounts payable and accrued liabilities	997	(2,571)
Accrued compensation and related expenses	4,328	4,769
Income taxes payable	1,624	1,606
Deferred tax liability	993	—
Accrued facilities restructuring charges	(13,772)	(18,299)
Deferred revenues	13,098	15,472

Net cash provided by operating activities	66,903	37,935

Investing activities:
Purchases of property and equipment	(3,767)	(9,913)
Purchases of investments	(462,367)	(227,132)
Maturities of investments	249,624	104,586
Sales of investments	118,802	89,000
Acquisitions, net of cash acquired	(95,763)	—

Net cash used in investing activities	(193,471)	(43,459)

Financing activities:
Proceeds from issuance of common stock	23,837	21,503
Repurchases and retirement of common stock	(78,541)	(26,500)
Issuance of convertible senior notes	230,000	—
Payment of issuance costs on convertible senior notes	(6,242)	—

Net cash provided by (used in) financing activities	169,054	(4,997)

Effect of foreign exchange rate changes on cash and cash equivalents	1,460	(1,875)

Net increase (decrease) in cash and cash equivalents	43,946	(12,396)
Cash and cash equivalents at beginning of the year	76,545	88,941

Cash and cash equivalents at end of the year	$120,491	$76,545